UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2019
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Suite 2700
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 7, 2019, Joseph R. Impicciche notified R1 RCM Inc. (the “Company”) of his resignation from the Company’s board of directors (the “Board”) and the Board’s Compliance & Risk Management Committee.

(d) On August 12, 2019, the Board elected Anthony R. Tersigni as a director of the Company, to serve until the Company’s 2020 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal, and appointed him to serve on the Board’s Compliance & Risk Management Committee. Pursuant to the Investor Rights Agreement between the Company and TCP-ASC ACHI Series LLLP dated February 16, 2016 (the “Investor Rights Agreement”), and upon the recommendation of the Nominating and Corporate Governance Committee, Dr. Tersigni was elected to the Board as an “Investor Designee” (as such term is defined in the Investor Rights Agreement). Dr. Tersigni is currently the Executive Board Chair of Ascension Capital, LLC, a wholly owned subsidiary of Ascension Health Alliance d/b/a Ascension (“Ascension”), and previously served as the President and Chief Executive Officer of Ascension from January 2012 until July 2019. Ascension is the parent company of Ascension Health and is an affiliate of TCP-ASC ACHI Series LLLP. Additional information about the transactions between the Company and Ascension, and the Company and TCP-ASC ACHI Series LLLP, is set forth under the heading “Related Person Transactions-Strategic Transaction” in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders filed on April 19, 2019.

Dr. Tersigni will receive compensation for his Board service as a non-employee director consistent with the Company’s non-employee director compensation program. The Company has entered into an indemnification agreement with Dr. Tersigni in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Dr. Tersigni to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Dr. Tersigni, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Dr. Tersigni, age 70, is Chair of the Board of Ascension Capital, LLC, Ascension’s healthcare investment fund, and has served in this role since July 2019. Prior to this role, Dr. Tersigni served as President and Chief Executive Officer of Ascension from January 2012 until January 2019. Dr. Tersigni also served on the board of ProAssurance from May 2012 to May 2015. Before becoming the first President and Chief Executive Officer of Ascension in 2012, Dr. Tersigni had served as President and Chief Executive Officer of Ascension Health since 2004. Previously he served as Ascension Health’s Executive Vice President and Chief Operating Officer from 2001 through 2003. From 1995 to 2000, Dr. Tersigni was President and Chief Executive Officer at St. John Health, Detroit (now Ascension St. John), which at that time was Ascension Health’s largest integrated health system. He also served the St. John system as Executive Vice President and Chief Operating Officer from 1994 to 1995. The Company believes Dr. Tersigni’s proven leadership and extensive executive experience in healthcare, as well as his experience serving on hospital and corporate boards, qualify him to serve on the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description
	101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
	101.SCH	XBRL Taxonomy Extension Schema Document
	101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
	101.LAB	XBRL Taxonomy Extension Label Linkbase Document
	101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
	101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2019

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer